General Bancorp Authorizes Additional Stock Repurchase

      LOS ANGELES, May 8 /PRNewswire-FirstCall/ -- Cathay General Bancorp ("Cathay", Nasdaq: CATY), the holding company for Cathay Bank, announced today that it has completed the one-million share stock repurchase program announced on March 6, 2007, and that its Board of Directors has approved a new program to repurchase up to an additional one million shares of Cathay common stock.

      In March 2007, the Board of Directors of Cathay approved a stock repurchase program to buy back up to an aggregate of one million shares of Cathay's common stock. On May 8, 2007, Cathay completed this March 2007 repurchase program under which it repurchased one million shares of Cathay common stock for $33.8 million, or an average price of $33.79 per share.

      "As with our prior stock repurchase programs, this authorization again reflects Cathay's commitment to effective capital management and long-term stockholder value," commented Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Cathay.

      Any repurchases will be made from time to time on the open market at prevailing market prices or in privately negotiated transactions. Shares repurchased are expected to be used for employee stock options and other business purposes. Cathay had 51,177,824 shares of common stock outstanding at April 30, 2007.

      ABOUT CATHAY GENERAL BANCORP

      Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 30 branches in California, nine branches in New York State, one in Massachusetts, one in Houston, Texas, three in Washington State, three in Chicago, Illinois, one in New Jersey, a loan production office in Dallas, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

      FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

      Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: expansion into new market areas; acquisitions of other banks, if any; fluctuations in interest rates; demographic changes; earthquake or other natural disasters; competitive pressures; deterioration in asset or credit quality; changes in the availability of capital; legislative and regulatory developments; changes in business strategy; and general economic or business conditions in California and other regions where Cathay Bank has operations.

      These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2006, its reports and registration statements filed with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events. Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations
(213) 625-4749.

SOURCE  Cathay General Bancorp
    -0-                             05/08/2007
    /CONTACT: Heng W. Chen of Cathay General Bancorp, +1-213-625-4752 / /Web site: http://www.cathaybank.com /
    (CATY)